Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-143296) and the Registration Statement on Form S-3 (File No. 333-180514) of First United Corporation of our report dated March 8, 2017, relating to the consolidated financial statements of First United Corporation, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

March 8, 2017